As filed with the Securities and Exchange Commission on May 18, 2011.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of Principal Executive Offices)	22102 (Zip Code)

CARDINAL FINANCIAL CORPORATION

2002 EQUITY COMPENSATION PLAN

(Full title of the plan)

Bernard H. Clineburg

Chairman and Chief Executive Officer

Cardinal Financial Corporation

8270 Greensboro Drive, Suite 500

McLean, Virginia 22102

 (Name and address of agent for service)

(703) 584-3400

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $1.00 per share	750,000	$10.84	$8,130,000	$944

(1)           The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)           Pursuant to Rule 457(h), the registration fee is based on the average of the high ($10.91) and low ($10.77) prices reported on the Nasdaq Global Select Market on May 16, 2011.

EXPLANATORY NOTE

Cardinal Financial Corporation (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8, Registration No. 333-111672, on December 31, 2003 (the “Original Registration Statement”), registering 700,000 shares of its common stock, par value $1.00 per share (“Common Stock”), pursuant to the Cardinal Financial Corporation 2002 Equity Compensation Plan (the “Plan”). On August 10, 2005, the Registrant filed a second Registration Statement on Form S-8, Registration No. 333-127395, registering an additional 1,270,000 shares of its Common Stock pursuant to the Plan. On June 9, 2006, the Registrant filed a third Registration Statement on Form S-8, Registration No. 333-134923, registering an additional 450,000 shares of its Common Stock pursuant to the Plan.

The Registrant’s Board of Directors has adopted, and on April 15, 2011 the Registrant’s shareholders approved, an amendment to the Plan (the “Amendment”) that reflected an increase in the number of shares of Common Stock currently reserved for issuance under the Plan from 2,420,000 to 3,170,000 (an increase of 750,000 shares). This Registration Statement on Form S-8 is being filed with respect to the registration of the additional 750,000 shares of Common Stock authorized by the Amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof to the extent such documents are considered filed with the Commission:

(1)           the Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2010;

(2)           the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

(3)           the portions of the Registrant’s definitive Proxy Statement for the Annual Meeting of Shareholders held on April 15, 2011 that have been incorporated by reference into the Form 10-K;

(4)           the Registrant’s Current Reports on Form 8-K filed January 14, 2011, January 27, 2011 (except for the information included under Item 2.02 therein), March 8, 2011, and April 18, 2011 (except for the information included under Item 2.02 therein), File No. 0-24557; and

(5)           the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed July 1, 1998, File No. 0-24557.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent such documents are considered filed with the Commission.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                    Description of Securities.

Not applicable.

Item 5.                    Interests of Named Experts and Counsel

Williams Mullen, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable. Attorneys employed by Williams Mullen beneficially owned an aggregate of approximately 100 shares of Common Stock as of May 16, 2011.

Item 6.                    Indemnification of Directors and Officers.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the “Code”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the Board of Directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law.  In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant’s directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 8.                    Exhibits

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

4.1           Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form SB-2, Registration No. 333-82946 (the “Form SB-2”).

4.2           Articles of Amendment to the Articles of Incorporation of the Registrant, setting forth the designation for the Series A Preferred Stock, incorporated by reference to Exhibit 3.2 to the Form SB-2.

4.3           Articles of Amendment to the Articles of Incorporation of Cardinal Financial Corporation, setting forth the designation for the Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed January 22, 2009).

4.4           Bylaws of the Registrant (restated in electronic format as of April 24, 2009), incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2009.

4.5           Cardinal Financial Corporation 2002 Equity Compensation Plan, as amended and restated as of February 16, 2011.*

4.6           Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Form SB-2.

5.1           Opinion of Williams Mullen.*

23.1         Consent of Williams Mullen (included in Exhibit 5.1).*

23.2         Consent of KPMG LLP.*

24.1         Powers of Attorney (included on Signature Page).*

*Filed herewith

Item 9.                    Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)               To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)              To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on this 18th day of May, 2011.

CARDINAL FINANCIAL CORPORATION

By:	/s/ Bernard H. Clineburg
Bernard H. Clineburg
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Mark A. Wendel and Jennifer L. Deacon, each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Clineburg	Chairman, Chief Executive	May 18, 2011
Bernard H. Clineburg	Officer and Director
(Principal Executive Officer)

/s/ Mark A. Wendel	Executive Vice President and	May 18, 2011
Mark A. Wendel	Chief Financial Officer
(Principal Financial Officer)

Signature	Title	Date

/s/ Jennifer L. Deacon	Senior Vice President	May 18, 2011
Jennifer L. Deacon	and Chief Accounting Officer
(Principal Accounting Officer)

/s/ B. G. Beck	Director	May 18, 2011
B. G. Beck

/s/ William G. Buck	Director	May 18, 2011
William G. Buck

/s/ Sidney O. Dewberry	Director	May 18, 2011
Sidney O. Dewberry

/s/ Michael A. Garcia	Director	May 18, 2011
Michael A. Garcia

/s/ J. Hamilton Lambert	Director	May 18, 2011
J. Hamilton Lambert

/s/ Alan G. Merten	Director	May 18, 2011
Alan G. Merten

/s/ William E. Peterson	Director	May 18, 2011
William E. Peterson

/s/ James D. Russo	Director	May 18, 2011
James D. Russo

/s/ George P. Shafran	Director	May 18, 2011
George P. Shafran

	Director	May 18, 2011
Alice M. Starr

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit
Number	Description of Exhibit

4.1	Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form SB-2, Registration No. 333-82946 (the “Form SB-2”).

4.2	Articles of Amendment to the Articles of Incorporation of the Registrant, setting forth the designation for the Series A Preferred Stock, incorporated by reference to Exhibit 3.2 to the Form SB-2.

4.3

Articles of Amendment to the Articles of Incorporation of Cardinal Financial Corporation, setting forth the designation for the Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed January 22, 2009).

4.4	Bylaws of the Registrant (restated in electronic format as of April 24, 2009), incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2009.

4.5	Cardinal Financial Corporation 2002 Equity Compensation Plan, as amended and restated as of February 16, 2011.*

4.6	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Form SB-2.

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1).*

23.2	Consent of KPMG LLP.*

24.1	Powers of Attorney (included on Signature Page).*

*Filed herewith